UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 20, 2024

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2024, SharpLink Gaming, Inc. (“SharpLink” or the “Company) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, because the stockholders’ equity for the Company was below $2,500,000 as reported on the Company’s Form 10-Q for the period ended September 30, 2024, the Company no longer meets the minimum shareholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(b)(1), requiring a minimum stockholders’ equity of $2,500,000 (the “Minimum Stockholders’ Equity Requirement”).

In addition, as announced in a press release on July 17, 2024, the Company received a notification letter from Nasdaq notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The Company has until January 7, 2025 to regain compliance with the Minimum Bid Price Requirement.

The notification has no immediate effect on SharpLink’s listing or the trading of its common stock. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has 45 calendar days to submit a plan to regain compliance or until January 6, 2025. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of this letter to evidence compliance, or until May 19, 2025, to regain compliance with the Minimum Stockholders’ Equity Requirement. If at any time before May 19, 2025 the Company’s stockholders’ equity is reported at or above $2,500,000, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Stockholders’ Equity Requirement.

SharpLink is currently working on a plan to submit to Nasdaq to regain compliance on the Minimum Stockholders’ Equity Requirement and action to meet the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with either requirement or that its plan will be accepted by Nasdaq.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Notice of Failure to Satisfy a Continued Listing Rule from Nasdaq, dated November 20, 2024
104	Coverage Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: November 22, 2024